UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 West Georgia, Suite 1030 Vancouver, B.C., Canada		V6E 4H1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2023, the board of directors (the “Board”) of Achieve Life Sciences, Inc. (the “Company”), following a recommendation from the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), appointed each of Mr. Stuart Duty, Mr. Thomas King and Mr. Thomas Sellig (collectively, the “Incoming Directors”) to serve as a director of the Company, effective March 29, 2023 (the “Effective Date”).

The Incoming Directors’ compensation will be as provided under the Company’s non-employee director compensation program (the “Non-Employee Director Compensation Program”). In connection with their appointments as non-employee directors of the Board and consistent with the Non-Employee Director Compensation Program, each of the Incoming Directors will receive a pro rata portion of the $40,000 annual retainer for service as a non-employee director for the remaining portion of the Company’s fiscal year ending December 31, 2023. In addition, consistent with the Non-Employee Director Compensation Program, the Board granted to each of the Incoming Directors, effective as of the Effective Date (the “Grant Date”), a stock option to purchase 24,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price equal to the closing sale price of the Common Stock on the Grant Date, as reported by the Nasdaq Capital Market, which will vest monthly over three years, subject to continued service as a director on the Board or employee or consultant of the Company (the “Initial Award”). Each of the Incoming Directors will also receive the customary annual equity compensation paid to non-employee directors on the date of each annual meeting of stockholders, which as currently constituted under the Non-Employee Director Compensation Program, shall consist of a stock option to purchase 23,250 shares of Common Stock, which will vest monthly over three years, subject to continued service as a director on the Board or employee or consultant of the Company (each such award, an “Annual Award”).

The Company has entered into its standard form of indemnification agreement with each of the Incoming Directors. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023 and is incorporated by reference herein.

The Incoming Directors were selected as members of the Board pursuant to a Cooperation Agreement, dated as of March 1, 2023, by and between the Company, Dialectic Capital Management, LP and related entities (as it may be amended from time to time, the “Cooperation Agreement”). A copy of the Cooperation Agreement was previously filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 6, 2023.

There are no family relationships between any of the Incoming Directors and any director or executive officer of the Company, nor do any of the Incoming Directors have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, on March 29, 2023, Mr. Donald Joseph, Dr. Martin Mattingly and Mr. Jay Moyes (collectively, the “Outgoing Directors”), each a member of the Board, informed the Board that they would not be standing for reelection to the Board when their terms end at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). The Outgoing Directors will continue to serve on the Board until their terms end at the 2023 Annual Meeting. The Outgoing Directors’ decisions not to stand for reelection as directors was not the result of any disagreement between them and the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On March 30, 2023, the Company issued a press release announcing the appointments of the Incoming Directors to the Board and the decisions by the Outgoing Directors not to seek reelection to the Board at the 2023 Annual Meeting. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99. to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.
Date: March 30, 2023	/s/ John Bencich
John Bencich Chief Executive Officer (Principal Executive and Financial Officer)